EXHIBIT 22

                   Subsidiaries of Seven Seas Petroleum Inc.

                                                        JURISIDICTION
NAME                                                    OF INCORPORATION

Cimarrona Limited Liability Company                     Oklahoma

Esmeralda Limited Liability Company                     Oklahoma

GHK Company Colombia                                    Oklahoma

Petrolinson, S.A.                                       Panama

Seven Seas Petroleum Argentina Inc.                     Cayman Islands

Seven Seas Petroleum Australia Inc.                     Cayman Islands

Seven Seas Resources Australia Inc.                     British Columbia

Seven Seas Petroleum Colombia Inc.                      Cayman Islands

Seven Seas Petroleum Holdings, Inc.                     Cayman Islands

Seven Seas Petroleum Mediterranean Inc.                 Cayman Islands

Seven Seas Petroleum PNG Inc.                           Cayman Islands

Seven Seas Petroleum Turkey Inc.                        Cayman Islands

Seven Seas Petroleum Turkey Inc.                        British Columbia

Seven Seas Petroleum USA  Inc.                          Delaware